UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices, and zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2020, GSRX Industries Inc. (the “Corporation” or “GSRX”) entered into an option agreement (the “Option Agreement”) with a royalty right with Natural Ventures PR, LLC (“NVPR”) allowing NVPR to acquire 100% of the issued and outstanding membership interest of GSRX’s wholly-owned subsidiary, Project 1493, LLC (the “1493 Membership Interest”). Project 1493, LLC holds all of GSRX’s currently operating and issued Puerto Rican dispensaries and cannabis licenses.

Chemesis International Inc. (“Chemesis”) owns an 80% interest in NVPR and is also GSRX’s largest shareholder.

The right of NVPR to exercise the option and acquire the 1493 Membership Interest is conditional upon NVPR performing, or causing to be performed by its parent company Chemesis, the following milestones (the “Milestones”) within the applicable timelines set forth below:

(a) paying US$25,000 to GSRX (the “Initial Cash Payment”), and (ii) waiving the 36-month leak-out in respect of the 729,187 common shares of Chemesis currently held by GSRX (please see news release dated April 1, 2019), which Milestones were completed concurrently with the execution and delivery of the Option Agreement (such date, the “Effective Date”);

(b) issuing to GSRX 5,190,000 common shares in the capital of Chemesis (the “Chemesis Shares”) within 10 months after the Effective Date. The Chemesis Shares will be subject to a 36-month leak-out schedule; and

(c) paying an additional US$2,475,000 to GSRX within 15 months after the Effective Date.

Immediately upon NVPR completing, or causing Chemesis to complete, as the case may be, each of the aforementioned Milestones within the respective timelines set out above, NVPR will be deemed to have acquired all of the 1493 Membership Interest (“Exercise of the Option”).

Upon Exercise of the Option, NVPR and GSRX shall enter into a royalty agreement (the “Royalty Agreement”), the form of which was negotiated concurrent with the Option Agreement, pursuant to which NVPR shall grant to GSRX a revenues interest royalty and the right to receive payments in respect thereof equal to five percent (5%) of the revenues realized by NVPR from the operations of Project 1493, LLC in Puerto Rico for a period of five years.

Prior to the Exercise of the Option, either NVPR or GSRX may terminate the Option Agreement upon delivering notice to the other of its intention to terminate. If GSRX elects to terminate, then NVPR will not acquire the 1493 Membership Interest and GSRX must, as a condition precedent to such election: (i) return all cash payments it received under the terms of the Option Agreement; (ii) return the Chemesis Shares (if any) it received under the terms of the Option Agreement; and (iii) pay to Chemesis a break fee of US$100,000. If NVPR elects to terminate, then NVPR will not acquire the 1493 Membership Interest and GSRX will be entitled to keep the Initial Cash Payment. Subject to termination of the Option Agreement as described above, the term of the Option is 15 months after the Effective Date.

The Option shall be secured by way of the grant of a security interest in the 1493 Membership Interests in favor of NVPR pursuant to a security agreement, pledge and assignment dated May 7, 2020 (the “Security Agreement”).

The foregoing is a summary of certain material terms and conditions of the Option Agreement, Royalty Agreement and Security Agreement and are not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Option Agreement and Royalty Agreement, attached hereto as Exhibit 10.1, 10.2 and 10.3, which are incorporated herein by reference.

On May 6, 2020, Andalucía 511, LLC (the “Lender”), a wholly-owned subsidiary of GSRX Industries Inc., entered into an Amended and Restated Loan Agreement with Chemesis International Inc. (the “Borrower”), which amends the repayment terms such that $100,000 of the Loan will be immediately due and payable by the Borrower to the Lender on May 30, 2020, and (ii) the balance of the Loan, being $177,839.43, will be immediately due and payable in full by the Borrower to the Lender on November 6, 2020. Interest shall accrue on the Loan at the Prime Rate plus 1.0% per annum. Interest shall continue to accrue on the Loan in the event it is not repaid in full on the Maturity Date.

The foregoing is a summary of certain material terms and conditions of the Amended and Restated Loan Agreement and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Loan Agreement, attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 8, 2020, the Corporation issued a press release announcing entry into the Option Agreement, Royalty Agreement and Amended and Restated Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Option Agreement dated May 7, 2020
10.2	Royalty Agreement
10.3	Security Agreement, Pledge and Assignment dated May 7, 2020
10.4	Amended and Restated Loan Agreement dated May 6, 2020
99.1	Press release dated May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: May 11, 2020	By:	/s/ Troy Nihart
	Name:	Troy Nihart
	Title:	Interim President and CEO